UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 9, 2007

Erie Indemnity Company
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	0-24000	25-0466020
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

100 Erie Insurance Place, Erie, Pennsylvania		16530
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(814)870-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On March 9, 2007, the Erie Indemnity Company announced the appointment of James J. Tanous, 59, as executive vice president, secretary and general counsel of Erie Insurance Group, effective April 30, 2007. Mr. Tanous will succeed Jan R. VanGorder, who officially retired December 31, 2006. Mr. Van Gorder has remained with the Company as acting secretary and general counsel and will continue in this capacity through April 30, 2007, to facilitate a smooth transition to his successor.

Mr. Tanous has been a member of the Board of Directors of Erie Insurance Company of New York, one of the Company's property/casualty insurance subsidiaries, since its inception in 1995. Mr. Tanous comes from Jaeckle Fleishmann & Mugel, LLP, Attorneys at Law, in Buffalo, New York. There he serves as chairman of the firm's Executive Committee and partner in the Business and Corporate practice group. He has more then 20 years experience representing publicly traded companies, both domestic and international, for whom he provides advice on financing, mergers and acquisitions, securities, antitrust and regulatory matters. See the press release attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1 Press Release Text

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Erie Indemnity Company

March 9, 2007	By:	Jan R. VanGorder

Name: Jan R. VanGorder
Title: Acting Secretary and General Counsel

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	Press release